Exhibit 24.1

POWER OF ATTORNEY AND SIGNATURES

            The undersigned officers and directors of the company hereby constitute and appoint Patrick S. Carter and Peter Kirkbride, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable the company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick S. Carter	Chief Executive Officer (Principal Executive Officer)	October 5, 2012
Patrick S. Carter

/s/ Patrick S. Carter	Chairman of the Board, President, CFO (Principal Financial Officer), Secretary and Director	October 5, 2012
Patrick S. Carter

/s/ Peter Kirkbride	Chief Operating Officer and Director	October 5, 2012
Peter Kirkbride

/s/ Thomas P. Grainger	Director	October 5, 2012
Thomas P. Grainger

/s/ Martin J. Kinchloe	Director	October 5, 2012
Martin J. Kinchloe

/s/ James P. Carter	Director	October 5, 2012
James P. Carter